Tableau Reports Second Quarter 2015 Financial Results
Strong demand drives record customer growth and product adoption

SEATTLE, Wash. - July 29, 2015 - Tableau Software (NYSE: DATA) today reported results for its second quarter ended June 30, 2015.

•	Total revenue grew to $149.9 million, up 65% year over year.

•	License revenue grew to $96.7 million, up 60% year over year.

•	International revenue grew to $36.7 million, up 83% year over year.

•	Added more than 3,000 new customer accounts.

•	Closed 233 transactions greater than $100,000.

•	Diluted GAAP loss per share was $0.27; diluted non-GAAP earnings per share were $0.07.

"Tableau executed another strong quarter as we continue to acquire new customers, expand relationships with existing customers, grow internationally and rapidly innovate," said Christian Chabot, Chief Executive Officer of Tableau Software. "We are seeing a strong demand for Tableau's products resulting in record customer growth and product adoption. During the quarter we added more than 3,000 new customer accounts, bringing the total to more than 32,000 worldwide."

"Our investments in innovation are driving product adoption. During the quarter, we released Tableau 9.0 containing big advances in analytics. And in early July, we released the beta for Tableau 9.1 which will bring a new and improved mobile experience, more data connectors, new enterprise security and authentication options, and additional analytical functions to customers,” continued Chabot.

Financial Highlights
Total revenue increased 65% to $149.9 million, up from $90.7 million in the second quarter of 2014. License revenue increased 60% to $96.7 million, up from $60.4 million in the second quarter of 2014. International revenue grew to $36.7 million, up 83%, from $20.1 million in the second quarter of 2014.

GAAP operating loss for the second quarter of 2015 was $18.0 million, compared to a GAAP operating loss of $4.1 million for the second quarter of 2014. GAAP net loss for the second quarter of 2015 was $19.0 million, or $0.27 per diluted common share, compared to GAAP net loss of $4.6 million, or $0.07 per diluted common share for the second quarter of 2014.

Non-GAAP operating income, which excludes stock-based compensation expense, was $10.5 million for the second quarter of 2015, compared to non-GAAP operating income of $7.0 million for the second quarter of 2014. Non-GAAP net income, which excludes stock-based compensation expense and related income tax adjustments, was $5.6 million for the second quarter of 2015, or $0.07 per diluted common share, compared to non-GAAP net income of $3.2 million, or $0.04 per diluted common share for the second quarter of 2014.

Recent Business Highlights

•	Released Tableau 9.0, bringing advances in analytics including visual analytics, performance, scalability, data preparation, and enterprise capabilities.

•
Launched a new version of Tableau Online, bringing improved performance, smarter analytics, and expanded data access to organizations moving to the cloud; Enabled single sign on support using the SAML 2.0 standard.

•	Rolled out the Tableau 9.1 beta that includes a new mobile experience, more data connectors, new enterprise security and additional analytical functions.

•	Announced new data connections with Google Cloud SQL, Spark on Azure HDInsight, Azure SQL Data Warehouse, and Azure SQL Database.

•	Announced plans to open a new data center in the EU by the end of the year to support growing international customer base.

•	Held three sold-out regional customer conferences in Singapore, Berlin and London.

•
Launched new Tableau Public features, including expanded support for larger public data sets, an increased storage limit, and added security; Announced Premium version now free to all Tableau Public users.

•	Appointed Billy Bosworth to Tableau's board of directors.

•	Announced expansion plans in Seattle and the signing of a new lease that will provide space for more than 1,300 employees in the second half of 2016.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 5:00am PT (8:00am ET) today to discuss Tableau's second quarter 2015 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau's website at http://investors.tableau.com. The live call can be accessed by dialing (877) 201-0168 (U.S.) or (647) 788-4901 (outside the U.S.) and referencing passcode: 80909187. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 80909187.

About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 32,000 customer accounts get rapid results with Tableau in the office and on-the-go. And tens of thousands of people use Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's business momentum and customer growth, product adoption, the Company's research and development efforts and future product releases, and the Company's expectations regarding future revenues, expenses and net income or loss. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau's addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau's ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for business intelligence and productivity tools; new product introductions and Tableau's ability to develop and deliver innovative products; Tableau's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Tableau's Quarterly Report on Form 10-Q filed on May 8, 2015, and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per basic and diluted common share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense and related income tax adjustments from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding includes the effect of dilutive shares in periods of non-GAAP net income. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau's own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau's industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau's business. International revenues as described above represent revenues outside the United States and Canada.

Investor Contact:
Joni Davis
Tableau Director, Investor Relations
206.634.5523
jdavis@tableau.com

Carolyn Bass
Market Street Partners
415.445.3232 or 415.445.3235
tableau@marketstreetpartners.com

Press Contact:
Doreen Jarman
Tableau Senior PR Manager
206.634.5648
djarman@tableau.com

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
License	$96,741	$60,354	$181,161	$108,799
Maintenance and services	53,119	30,319	98,844	56,425
Total revenues	149,860	90,673	280,005	165,224
Cost of revenues
License	477	131	1,349	295
Maintenance and services	16,276	8,509	30,825	15,538
Total cost of revenues (1)	16,753	8,640	32,174	15,833
Gross profit	133,107	82,033	247,831	149,391
Operating expenses
Sales and marketing (1)	85,061	50,050	157,251	89,371
Research and development (1)	47,333	25,990	89,183	48,164
General and administrative (1)	18,674	10,085	33,169	17,842
Total operating expenses	151,068	86,125	279,603	155,377
Operating loss	(17,961)	(4,092)	(31,772)	(5,986)
Other income (expense), net	(623)	(309)	1,187	(516)
Loss before income tax expense (benefit)	(18,584)	(4,401)	(30,585)	(6,502)
Income tax expense (benefit)	395	173	(1,579)	3,701
Net loss	$(18,979)	$(4,574)	$(29,006)	$(10,203)

Net loss per share:
Basic	$(0.27)	$(0.07)	$(0.41)	$(0.15)
Diluted	$(0.27)	$(0.07)	$(0.41)	$(0.15)

Weighted average shares used to compute net loss per share:
Basic	71,426	68,292	70,961	65,882
Diluted	71,426	68,292	70,961	65,882

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Cost of revenues	$1,644	$504	$2,948	$843
Sales and marketing	10,790	4,302	19,299	7,461
Research and development	12,462	4,817	22,548	8,221
General and administrative	3,561	1,425	5,909	2,486

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$729,506	$680,613
Accounts receivable, net	97,998	99,910
Prepaid expenses and other current assets	15,594	10,777
Income taxes receivable	150	229
Deferred income taxes	21,752	18,732
Total current assets	865,000	810,261
Property and equipment, net	56,168	45,627
Deferred income taxes	6,371	5,879
Deposits and other assets	6,181	3,895
Total assets	$933,720	$865,662
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,582	$1,978
Accrued compensation and employee related benefits	33,353	40,164
Other accrued liabilities	28,126	15,769
Income taxes payable	413	378
Deferred revenue	139,435	121,985
Total current liabilities	205,909	180,274
Deferred revenue	11,381	7,825
Other long-term liabilities	8,868	5,557
Total liabilities	226,158	193,656
Stockholders' equity
Common stock	7	7
Additional paid-in capital	724,905	660,668
Accumulated other comprehensive income	465	140
Retained earnings (accumulated deficit)	(17,815)	11,191
Total stockholders' equity	707,562	672,006
Total liabilities and stockholders' equity	$933,720	$865,662

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Operating activities
Net loss	$(29,006)	$(10,203)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	10,146	5,542
Stock-based compensation expense	50,704	19,011
Excess tax benefit from stock-based compensation	(633)	(3,146)
Deferred income taxes	(2,884)	3,176
Changes in operating assets and liabilities
Accounts receivable, net	605	4,704
Prepaid expenses, deposits and other assets	(7,173)	(455)
Income taxes receivable	77	(36)
Deferred revenue	22,783	14,036
Accounts payable and accrued liabilities	10,383	(212)
Income taxes payable	49	53
Net cash provided by operating activities	55,051	32,470
Investing activities
Purchase of property and equipment	(19,117)	(14,478)
Net cash used in investing activities	(19,117)	(14,478)
Financing activities
Proceeds from public offering, net of underwriters discount and offering costs	—	344,097
Proceeds from exercise of stock options	12,900	9,388
Excess tax benefit from stock-based compensation	633	3,146
Net cash provided by financing activities	13,533	356,631
Effect of exchange rate changes on cash and cash equivalents	(574)	17
Net increase in cash and cash equivalents	48,893	374,640
Cash and cash equivalents
Beginning of period	680,613	252,674
End of period	$729,506	$627,314

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$133,107	$82,033	$247,831	$149,391
Excluding: Stock-based compensation expense attributable to cost of revenues	1,644	504	2,948	843
Non-GAAP gross profit	$134,751	$82,537	$250,779	$150,234

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	88.8%	90.5%	88.5%	90.4%
Excluding: Stock-based compensation expense attributable to cost of revenues	1.1%	0.6%	1.1%	0.5%
Non-GAAP gross margin	89.9%	91.0%	89.6%	90.9%

Reconciliation of operating loss to non-GAAP operating income:
Operating loss	$(17,961)	$(4,092)	$(31,772)	$(5,986)
Excluding: Stock-based compensation expense	28,457	11,048	50,704	19,011
Non-GAAP operating income	$10,496	$6,956	$18,932	$13,025

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(12.0)%	(4.5)%	(11.3)%	(3.6)%
Excluding: Stock-based compensation expense	19.0%	12.2%	18.1%	11.5%
Non-GAAP operating margin	7.0%	7.7%	6.8%	7.9%

Reconciliation of net loss to non-GAAP net income:
Net loss	$(18,979)	$(4,574)	$(29,006)	$(10,203)
Excluding: Stock-based compensation expense	28,457	11,048	50,704	19,011
Income tax adjustment (1)	(3,850)	(3,284)	(10,230)	(5,969)
Non-GAAP net income	$5,628	$3,190	$11,468	$2,839

Weighted average shares used to compute non-GAAP basic net income per share	71,426	68,292	70,961	65,882
Effect of potentially dilutive shares: stock awards (2)	6,250	7,185	6,163	7,902
Weighted average shares used to compute non-GAAP diluted net income per share	77,676	75,477	77,124	73,784

Non-GAAP net income per share:
Basic	$0.08	$0.05	$0.16	$0.04
Diluted	$0.07	$0.04	$0.15	$0.04

(1) During fiscal 2015, the Company began to utilize a fixed projected non-GAAP tax rate for each quarter in a fiscal year in its computation of non-GAAP net income (loss) in order to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, because each of these items can vary in size and frequency. To determine this long-term rate, the Company evaluated a three-year financial projection that excludes the impact of non-cash stock-based compensation expense. The projected rate takes into account other factors including the Company's current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The non-GAAP tax rate the Company will utilize for fiscal 2015 is 43%. The non-GAAP tax rate assumes the federal R&D tax credit is not extended. The Company will provide updates to this tax rate on an annual basis, or if material changes occur, such as the extension of the R&D tax credit.

(2) During fiscal 2015, the Company updated our calculation of non-GAAP diluted net income (loss) per share which now includes the effect of potentially dilutive shares related to stock awards in periods of non-GAAP net income and GAAP net loss. This change impacted the three months ended June 30, 2014 diluted non-GAAP net income per share by $0.01. There were no other impacts to the comparable prior year periods.